Exhibit 99.2

Operating Results Scorecard
As of June 30, 2017

	Q1-16	Q2-16	Q3-16	Q4-16	2016	Q1-17	Q2-17	2017
Revenue (millions)
Domestic	$49.1	$46.3	$46.1	$44.5	$186.1	$44.4	$42.6	$86.9
Offshore	$17.6	$17.1	$20.8	$21.4	$76.9	$21.1	$19.4	$40.5
Nearshore	$11.3	$10.3	$11.4	$11.2	$44.3	$12.2	$12.1	$24.2
Company Total	$78.0	$73.7	$78.3	$77.1	$307.2	$77.7	$74.0	$151.6

Revenue %
Domestic	62.9%	62.8%	58.9%	57.7%	60.6%	57.1%	57.5%	57.3%
Offshore	22.6%	23.2%	26.6%	27.7%	25.0%	27.2%	26.2%	26.7%
Nearshore	14.5%	14.0%	14.6%	14.5%	14.4%	15.7%	16.3%	16.0%
Company Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Gross Profit (millions)
Domestic	$4.8	$3.3	$2.8	$1.5	$12.4	$1.5	$2.6	$4.1
Offshore	$2.3	$2.5	$5.1	$6.7	$16.6	$6.2	$4.3	$10.5
Nearshore	$1.3	$1.2	$2.4	$2.5	$7.4	$2.3	$2.1	$4.4
Company Total	$8.4	$7.0	$10.3	$10.7	$36.4	$10.0	$9.0	$19.0

Gross Profit %
Domestic	9.8%	7.0%	6.1%	3.4%	6.7%	3.4%	6.0%	4.7%
Offshore	13.0%	14.9%	24.5%	31.2%	21.6%	29.2%	22.2%	25.9%
Nearshore	11.3%	11.6%	21.5%	22.0%	16.8%	19.2%	17.7%	18.5%
Company Total	11.2%	9.5%	13.3%	13.8%	11.9%	12.9%	12.1%	12.5%